Registration
                                              Number 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933

                                NETEGRITY, INC.

               (Exact name of issuer as specified in its charter)

           Delaware                                  04-2911320
  (State of Incorporation)              (IRS Employee Identification Number)

                       52 Second Avenue, Waltham, MA 02451

                    (Address of Principal Executive Offices)

                                 (781) 890-1700

              (Registrant's telephone number, including area code)

                                 NETEGRITY, INC.

                            2000 STOCK INCENTIVE PLAN

                            (Full title of the Plan)

                        Anthony J. Medaglia, Jr., Esquire

                           Hutchins, Wheeler & Dittmar

                           A Professional Corporation

                               101 Federal Street

                           Boston, Massachusetts 02110

                                 (617) 951-6600

            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE


-------------------- -------------------------------------- -------------------- ------------------ ------------------
     Title of             Amount to be Registered(1)         Proposed Maximum    Proposed Maximum       Amount of
 Securities to be                                           Offering Price Per       Aggregate      Registration Fee
    Registered                                                     Share          Offering Price
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock                        285,000                       $37.96            $10,818,600       $2,856.11(2)
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock                        169,500                       $46.33            $7,852,935        $2,073.17 (2)
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock                        633,750                       $30.83          $19,538,512.50      $5,158.17 (2)
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock                        286,287                       $35.83          $10,257,663.21      $2,708.02(2)
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock                        182,550                       $50.21           $9,165,835.50       $2,419.78(2)
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock                        91,875                        $52.67           $4,839,056.25      $1,277.51(2)
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock                        152,750                       $88.00            $13,442,000       $3,548.69(2)
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------
Common Stock                       1,198,288                      $52.06          $62,382,873.28     $16,469.08 (3)
-------------------- -------------------------------------- -------------------- ------------------ ------------------
-------------------- -------------------------------------- -------------------- ------------------ ------------------

TOTAL                            3,000,000(4)                                                          $36,510.53

-------------------- -------------------------------------- -------------------- ------------------ ------------------


(1) Also registered hereunder are such additional number of share of Common Stock, presently indeterminable, as may be necessary to satisfy the antidilution provisions of the Plan, to which this Registration Statement relates.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to outstanding options is based on the price at which options may be exercised.

(3) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the NASDAQ National Market on October 18, 2000.

(4) Total amount to be registered reflects the 3:2 stock split completed on September 1, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Company hereby  incorporates  by reference the documents  listed in
(a) through (c) below. In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934 (prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold) shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

     (a) The Company's latest annual report (10-K/A) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, which contains either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All of the reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

         (c) The description of the Company's Common Stock which is contained in the Registration Statement filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers

         The Delaware General Corporate Law and the Company's Certificate of Incorporation and By-Laws allow for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee has no reasonable cause to believe were unlawful.

         Article V of the Amended and Restated By-Laws of the Company provides as follows:

                                    Article V

                                 INDEMNIFICATION

                  Section 1 Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (each an "Indemnitee"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

                  Section 2 Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit.

                  Section 3 Expenses. To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  Section 4  Authorization and Request for Indemnification.
                             ---------------------------------------------

                  (a) Any  indemnification  requested  by the  Indemnitee  under
         Section 1 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                  (b) Any  indemnification  requested  by the  Indemnitee  under
         Section 2 hereof shall be made no later than ten (10) days after receipt of the written request of the Indemnitee, unless it shall have been adjudicated by a court of final determination that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, the Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of the Indemnitee's duty to the Corporation unless and only to the extent that any court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

                  Section 5 Advance Payment of Expenses. Subject to Section 4 above, the Corporation shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an agent of the Corporation. The Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation. The advances to be made hereunder shall be paid by the Corporation to or on behalf of the Indemnitee within 30 days following delivery of a written request therefor by the Indemnitee to the Corporation.

                  Section 6 Non-Exclusiveness. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  Section 7 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this
         Article V.

                  Section 8 Constituent Corporations. The Corporation shall have power to indemnify any person who is or was a director, officer, employee or agent of a constituent corporation absorbed in a consolidation or merger with this Corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the same manner as hereinabove provided for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                  Section 9 Additional Indemnification. In addition to the foregoing provisions of this Article V, the Corporation shall have the power, to the full extent provided by law, to indemnify any person for any act or omission of such person against all loss, cost, damage and expense (including attorney's fees) if such person is determined (in the manner prescribed in Section 4 hereof) to have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation.

         Item 7.  Exemption from Registration Claimed

         Not applicable.

         Item 8.  Exhibits

         Number   Description

             4.1             Netegrity, Inc. 2000 Stock Incentive Plan.

             5.1 Opinion of Hutchins, Wheeler & Dittmar, A Professional Corporation, as to legality of shares being registered and consent of Hutchins, Wheeler & Dittmar, A Professional Corporation.

             23.1           Consent of  PricewaterhouseCoopers LLP.

             23.2 Consent of Hutchins, Wheeler & Dittmar, A Professional Corporation (included in Exhibit 5.1)

       Item 9.  Undertakings

       The undersigned Registrant hereby undertakes the following:

       (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned registrant hereby undertakes, that, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts, October 23, 2000.

                                  NETEGRITY, INC.



                                   By  /s/ Barry N. Bycoff
                                       Barry N. Bycoff
                                       Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Barry N. Bycoff and James E. Hayden and each of their acting without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                 Title                                                                  Date



/s/ Barry N. Bycoff       Chairman of the Board of Directors, President, Chief Executive         October 23, 2000
Barry N. Bycoff           Officer (Principal Executive Officer)

/s/ James E. Hayden       Chief Financial Officer, Vice President of Finance and                 October 23, 2000
James E. Hayden           Administration and Treasurer (Principal accounting and financial
               -
                          officer)

/s/Eric R. Giler          Director                                                               October 23, 2000
Eric R. Giler

/s/Michael L. Mark        Director                                                               October 23, 2000
Michael L. Mark

                          Director                                                               October __, 2000
James P. McNiel

                          Director                                                               October __, 2000
Paul F. Deninger

/s/Ralph B. Wagner        Director                                                               October 23, 2000
Ralph B. Wagner


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    EXHIBITS

                                       to

                                    FORM S-8




                             REGISTRATION STATEMENT

                                      under

                           THE SECURITIES ACT OF 1933








                                 NETEGRITY, INC.
             (Exact name of registrant as specified in its charter)